                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

      Know all by these presents,  that the undersigned  hereby  constitutes and appoints  Jeffrey C. Smith signing  singly,  the  undersigned's  true and lawful attorney-in-fact  to  take  any  and  all  action  in  connection  with  (i) the undersigned's  beneficial ownership of, or participation in a group with respect to,  securities  of The  Lamson &  Sessions  Co.  (the  "Company")  directly  or indirectly  beneficially  owned by Ramius  Capital Group,  L.L.C.  or any of its affiliates (collectively, the "Ramius Group") and (ii) any proxy solicitation of the Ramius Group to elect the Ramius  Group's slate of director  nominees to the board of directors of the Company at the 2007 annual meeting of  shareholders of the Company (the "Solicitation").  Such action shall include, but not be limited to:

      1.  executing  for and on  behalf of the  undersigned  all  Schedules  13D required to be filed under Section 13(d) of the Securities  Exchange Act of 1934
(the  "Exchange   Act")  and  the  rules   thereunder  in  connection  with  the
undersigned's  beneficial ownership of, or participation in a group with respect to, securities of the Company or the Solicitation;

      2.  executing  for and on behalf of the  undersigned  all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Securities  Exchange Act of 1934 and the  rules  thereunder  in  connection  with  the  undersigned's  beneficial ownership  of, or  participation  in a group with respect to,  securities of the
Company or the Solicitation;

      3.  executing  for and on behalf of the  undersigned  all Joint Filing and
Solicitation  Agreements or similar documents  pursuant to which the undersigned shall agree to be a member of the Ramius Group;

      4. performing any and all acts for and on behalf of the  undersigned  that may be  necessary  or  desirable  to complete  and  execute  any such  document, complete and execute any amendment or amendments  thereto,  and timely file such form with the United States  Securities  and Exchange  Commission  and any stock exchange or similar authority; and

      5. taking any other action of any type  whatsoever in connection  with the
Solicitation,  including  entering into any  settlement  agreement,  that in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned,  it being understood that the documents executed by such  attorney-in-fact on behalf of the undersigned pursuant to this
Power of  Attorney  shall be in such  form and  shall  contain  such  terms  and conditions  as such  attorney-in-fact  may  approve  in such  attorney-in-fact's discretion.

      The  undersigned  hereby  grants to such  attorney-in-fact  full power and authority  to do and perform any and every act and thing  whatsoever  requisite, necessary,  or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally  present,  with full power of substitution or revocation, hereby  ratifying  and  confirming  all  that  such  attorney-in-fact,  or  such attorney-in-fact's  substitute or substitutes,  shall lawfully do or cause to be done by virtue of this  Power of  Attorney  and the  rights  and  powers  herein granted. The undersigned  acknowledges that the foregoing  attorney-in-fact,  in serving in such capacity at the request of the undersigned,  is not assuming any of the undersigned's  responsibilities to comply with Section 13(d),  Section 16 or Section 14 of the Exchange Act.

      This Power of  Attorney  shall  remain in full force and effect  until the undersigned is no longer a member of the Ramius Group unless earlier  revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS  WHEREOF,  the undersigned has caused this Power of Attorney to be executed as of this 25th day of April 2007.

                                                       /s/ Michael Caporale, Jr.
                                                       -------------------------
                                                       MICHAEL CAPORALE, JR.